Registration No. 33-

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM S-3
                       REGISTRATION STATEMENT
                                Under
                     THE SECURITIES ACT OF 1933

                       GTE SOUTH INCORPORATED
       (Exact name of registrant as specified in its charter)

      VIRGINIA                                     56-0656680
(State of Incorporation)              (I.R.S. Employer
Identification No.)

            19845 North U.S. 31, Westfield, Indiana 46074
                           (317) 896-6464
    (Address and telephone number of principal executive offices)
                              _________
   DAVID S. KAUFFMAN, ESQ.                  DALE E. SPORLEDER,
ESQ.
  GTE Service Corporation                   GTE South
Incorporated
    One Stamford Forum                        19845 North U.S.
31
 Stamford, Connecticut 06904               Westfield, Indiana
46074
      (203) 965-2986                            (317) 896-6100
       (Names, addresses and telephone numbers of agents for
service)
                              _________

     Copies to:  GEORGE J. FORSYTH, ESQ., Milbank, Tweed, Hadley
& McCloy,
                  1 Chase Manhattan Plaza, New York, New York
10005.

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
                              _________

                                  CALCULATION OF REGISTRATION
FEE


                              Proposed     Proposed
                              Maximum      Maximum
Title of Each Class             Amount     Offering   Aggregate
Amount of
   of Securities    To Be     Price Per    Offering
Registration
 To Be Registered             Registered           Unit
Price                Fee*



Debentures      $300,000,000   101%             $303,000,000
$104,482.76



* Registration fee is calculated pursuant to Rule 457(a) under the Securities
  Act of 1933.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.





             SUBJECT TO COMPLETION, DATED JUNE 17, 1994

                       GTE SOUTH INCORPORATED

                             DEBENTURES


                          ________________



     GTE South Incorporated (the "Company") intends to offer from time to time up to $300,000,000 aggregate principal amount of its debentures (the "New Debentures") in one or more series at prices and on terms to be determined at the time or times of sale. The aggregate principal amount, rate and time of payment of interest, maturity, initial public offering price, if any, redemption provisions and other specific terms of each series of New Debentures will be set forth in an accompanying prospectus supplement ("Prospectus Supplement").


                          ________________



    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
      ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
       OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                 THE CONTRARY IS A CRIMINAL OFFENSE.

                          ________________


     The Company may sell the New Debentures through underwriters or agents, or directly to one or more institutional purchasers. A Prospectus Supplement will set forth the names of underwriters, if any, any applicable commissions or discounts, the price of the New Debentures and the net proceeds to the Company from any such sale or sales.

                          ________________



          The date of this Prospectus is           , 1994.




     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                 STATEMENT OF AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "SEC"). These reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as at the following Regional Offices: Seven World Trade Center, New York, New York 10048 and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the public reference section of the SEC at its prescribed rates.

           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated herein by reference:

  1. The Annual Report on Form 10-K of the Company for the year ended December 31, 1993;

  2. The Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 1994; and

  3.  The Current Reports on Form 8-K of the Company dated
November 1, 1993 (as amended on January 13, 1994 and February
23, 1994), January 13, 1994 and June 10, 1994.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the New Debentures hereunder shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents.

The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, including any beneficial owner, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates. Requests for such copies should be directed to David S. Kauffman, Esq., Assistant Secretary of the Company, at One Stamford Forum, Stamford, Connecticut 06904. Mr. Kauffman's telephone number is
(203) 965-2986.
                             THE COMPANY

The Company was incorporated in the State of Virginia on July 29, 1947. The Company is a wholly-owned subsidiary of GTE Corporation ("GTE") and provides communications services in the States of Alabama, Illinois, Kentucky, North Carolina, South Carolina and Virginia. As of December 31, 1993, the Company served 968,951 access lines.

On December 31, 1993, the Company entered into an Agreement of Merger with Contel of Kentucky, Inc., a Kentucky corporation ("Contel Kentucky"), Contel of North Carolina, Inc., a North Carolina corporation ("Contel North Carolina"), Contel of South Carolina, Inc., a South Carolina corporation ("Contel South Carolina"), and Contel of Virginia, Inc., a Virginia corporation ("Contel Virginia" and, together with the aforementioned companies, collectively, the "Contel Subsidiaries"), providing that each of the Contel Subsidiaries would merge with and into the Company, with the Company to be the surviving corporation in the merger (the "Merger"). Each of the Contel Subsidiaries is a wholly-owned subsidiary of Contel Corporation, which is itself a wholly-owned subsidiary of GTE. The Contel Subsidiaries provide communications services in the States of Kentucky, North Carolina, South Carolina and Virginia and, in the aggregate, served 643,020 access lines as of December 31, 1993.

Certain historical financial statements of Contel Kentucky, Contel North Carolina and Contel Virginia, together with unaudited pro forma condensed consolidating income statements adjusted to give effect to the Merger as if it had occurred at the beginning of the earliest period presented and an unaudited pro forma condensed balance sheet adjusted to give effect to the Merger as if it had occurred on the balance sheet date, are included in the Company's Current Report on Form 8-K dated June 10, 1994, which is incorporated herein by reference. The Merger will be accounted for in such financial statements in a manner consistent with a transfer of entities under common control which is similar to a "pooling of interests." It is currently anticipated that the Merger will occur in the second half of 1994.

The Company's principal executive offices are located at 19845
North U.S. 31, Westfield, Indiana 46074, telephone number (317)
896-6464.

                           USE OF PROCEEDS

The net proceeds from the offering and sale of the New Debentures, exclusive of accrued interest, will be applied toward the repayment of short-term borrowings incurred for the purpose of financing the Company's construction program, including the construction programs of the Contel Subsidiaries following the Merger. At March 31, 1994, the Company had short-term borrowings of $108,500,000 at an annual average interest rate of 3.63%. The Company's construction budget is currently estimated at approximately
$155,000,000 for 1994 of which approximately $35,500,000 has been incurred through March 31, 1994, principally for central office equipment, outside plant and land and buildings. The Contel Subsidiaries, in general, finance part of their respective construction programs through the use of interim short-term notes payable to affiliates. At March 31, 1994, the aggregate notes payable to affiliates of the Contel Subsidiaries was $66,145,000. The aggregate construction budget of the Contel Subsidiaries is currently estimated at approximately $103,000,000 for 1994 of which approximately $24,200,000 has been incurred through March 31, 1994, principally for central office equipment, outside plant and land and buildings. The balance of the funds for the completion of the 1994 construction programs will be obtained primarily from internal sources and short-term borrowings.

                  RATIOS OF EARNINGS TO FIXED CHARGES

                            Three Months
                          Ended           Years Ended December
31
                         3/31/94    1993(a)  1992   1991   1990
1989
                       ____________
___________________________________
Ratio of Earnings to Fixed
 Charges (Unaudited)(b).....      3.97    2.70 4.01  3.27  3.06
2.91

Pro Forma Combined Ratio of
 Earnings to Fixed Charges
 (Unaudited)(b)(c)..........      4.91    2.86 4.03  3.35  3.44
3.34

___________

(a) The decline in the 1993 ratio of earnings to fixed charges and pro forma combined ratio of earnings to fixed charges reflects increased operating expenses related to a one-time restructuring charge for the implementation of a re-engineering plan, the adoption, effective January 1, 1993, of Statement of Financial Accounting Standards (SFAS) No. 106 "Employers' Accounting for Postretirement Benefits Other than Pensions" on a delayed recognition basis and a one-time charge associated with enhanced early retirement and voluntary separation programs completed during the second quarter of 1993. Excluding these items, the ratio of earnings to fixed charges for the year ended December 31, 1993 would have been 4.50.

(b) Computed as follows: (1) "earnings" have been calculated by adding income taxes and fixed charges to income from continuing operations; (2) "fixed charges" include interest expense and the portion of rentals representing interest.

(c) Represents the pro forma combined ratios of the Company as if the Merger had been consummated at the beginning of each period presented. Excluding the items specified in note (a) above, the pro forma combined ratio of earnings to fixed charges for the year ended December 31, 1993 would have been 4.99.

                         THE NEW DEBENTURES

The New Debentures are to be issued as one or more series of the Company's debentures (the "Debentures") under an Indenture, dated as of May 1, 1994 (the "Indenture"), between the Company and NationsBank of Georgia, National Association, as Trustee (the "Trustee"). By resolution of the Board of Directors of the Company specifically authorizing each new series of Debentures (a "Board Resolution"), the Company will designate the title of each series, aggregate principal amount, date or dates of maturity, dates for payment and rate of interest, redemption dates, prices, obligations and restrictions, if any, and any other terms with respect to each such series. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by express reference to, the cited Articles and Sections of the Indenture and the form of Board Resolution, which are filed as exhibits to the Registration Statement.

Form and Exchange

The New Debentures are to be issued in registered form only in denominations of $1,000 and integral multiples thereof and will be exchangeable for New Debentures of the same series of other denominations of a like aggregate principal amount without charge except for reimbursement of taxes, if any. (ARTICLE TWO)

Maturity, Interest and Payment

Information concerning the maturity, interest rate and payment dates of each series of the New Debentures will be contained in a Prospectus Supplement relating to that series of New
Debentures.

Redemption Provisions, Sinking Fund and Defeasance

Each series of the New Debentures may be redeemed upon not less than 30 days' notice at the redemption prices and subject to the conditions that will be set forth in a Board Resolution and in a Prospectus Supplement relating to that series of New Debentures. (ARTICLE THREE) If a sinking fund is established with respect to any series of the New Debentures, a description of the terms of such sinking fund will be set forth in a Board Resolution and in a Prospectus Supplement relating to that series of New Debentures. The Indenture provides that each series of the New Debentures is subject to defeasance. (SECTION 11.02)

Restrictions

The New Debentures will not be secured. The Indenture provides, however, that if the Company shall at any time mortgage or pledge any of its property, the Company will secure the New Debentures, equally and ratably with the other indebtedness or obligations secured by such mortgage or pledge, so long as such other indebtedness or obligations shall be so secured. There are certain exceptions to the foregoing, among them that the Debentures need not be secured:

(i) in the case of (a) purchase money mortgages, (b) conditional sales agreements or (c) mortgages existing at the time of purchase, on property acquired after the date of the Indenture;

(ii) with respect to certain deposits or pledges to secure the performance of bids, tenders, contracts or leases or in connection with worker's compensation and similar matters;

(iii) with respect to mechanics' and similar liens in the ordinary course of business;

(iv) with respect to the Company's first mortgage bonds outstanding on the date of the Indenture, issued and secured by the Company and its predecessors in interest under various security instruments, all of which have been assumed by the Company (collectively, the "First Mortgage Bonds"), and any replacement or renewal (without increase in principal amount or extension of final maturity date) of such outstanding First Mortgage Bonds;

(v) with respect to First Mortgage Bonds which may be issued by the Company in connection with the consolidation or merger of the Company with or into certain affiliates of the Company in exchange for or otherwise in substitution for long-term senior indebtedness of any such affiliate ("Affiliate Debt") which by its terms (x) is secured by a mortgage on all or a portion of the property of such affiliate, (y) prohibits long-term senior secured indebtedness from being incurred by such affiliate, or a successor thereto, unless the Affiliate Debt shall be secured equally and ratably with such long-term senior secured indebtedness or (z) prohibits long-term senior secured indebtedness from being incurred by such affiliate; or

(vi) with respect to indebtedness required to be assumed by the Company in connection with the merger or consolidation of certain affiliates of the Company with or into the Company.
(SECTION 4.05)

The Indenture does not limit the amount of debt securities which may be issued or the amount of debt which may be incurred by the Company. (SECTION 2.01) However, while the restriction in the Indenture described above would not afford holders of the New Debentures protection in the event of a highly leveraged transaction in which unsecured indebtedness was incurred, the issuance of most debt securities by the Company, including the New Debentures, does require state regulatory approval (which may or may not be granted). In addition, in the event of a highly leveraged transaction in which secured indebtedness was incurred, the above restriction would require the New Debentures to be secured equally and ratably with such secured indebtedness, subject to the exceptions described above. It is unlikely that a leveraged buyout initiated or supported by the Company, the management of the Company or an affiliate of either party would occur, because all of the common stock of the Company is owned by GTE, which has no intention of selling its ownership in the Company.

Modifications of Indenture

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures of any series at the time outstanding and affected by such modification, to modify the Indenture or any supplemental indenture affecting that series of the Debentures or the rights of the holders of that series of Debentures. However, no such modification shall (i) extend the fixed maturity of any Debenture, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of each holder of Debentures then outstanding and affected thereby. (SECTION 9.02)

The Company and the Trustee may execute, without the consent of any holder of Debentures, any supplemental indenture for certain other usual purposes including the creation of any new series of Debentures. (SECTIONS 2.01, 9.01 and 10.01)

Events of Default

The Indenture provides that the following described events constitute "Events of Default" with respect to each series of the Debentures thereunder: (a) failure for 30 business days to pay interest on the Debentures of that series when due; (b) failure to pay principal or premium, if any, on the Debentures of that series when due, whether at maturity, upon redemption, by declaration or otherwise, or to make any sinking fund payment with respect to that series; (c) failure to observe or perform any other covenant (other than those specifically relating to another series) in the Indenture for 90 days after notice with respect thereto; or (d) certain events in bankruptcy, insolvency or reorganization. (SECTION 6.01)

The holders of a majority in aggregate outstanding principal amount of any series of the Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series. (SECTION 6.06) The Trustee or the holders of not less than 25% in aggregate outstanding principal amount of any particular series of the Debentures may declare the principal due and payable immediately on default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may rescind and annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee. (SECTION 6.01)

The holders of a majority in aggregate outstanding principal amount of any series of the Debentures may, on behalf of the holders of all the Debentures of such series, waive any past default except a default in the payment of principal, premium, if any, or interest. (SECTION 6.06) The Company is required to file annually with the Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture. (SECTION 5.03)

Concerning the Trustee

The Trustee, prior to an Event of Default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after the occurrence of an Event of Default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his own affairs. (SECTION 7.01) Subject to such provision, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holders of Debentures, unless offered reasonable security or indemnity by such security holders against the costs, expenses and liabilities which might be incurred thereby. (SECTION 7.02) The Trustee is not required to expend or risk its own funds or incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (SECTION 7.01)

                     EXPERTS AND LEGAL OPINIONS

The financial statements and schedules included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1993 and, with respect to the Contel Subsidiaries, in the Company's Current Report on Form 8-K dated June 10, 1994, each of which is incorporated by reference in this Prospectus, have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports. Reference is made to said reports on financial statements of the Company which include an explanatory paragraph with respect to the change in the method of accounting for postretirement benefits other than pensions and for income taxes as discussed in Note 1 to the financial statements.

Certain legal matters in connection with the New Debentures will be passed upon for the Company by Dale E. Sporleder, Esq., Area Vice President-General Counsel of the Company, and for the underwriters, agents or institutional purchasers by Milbank, Tweed, Hadley & McCloy of New York, New York.

                        PLAN OF DISTRIBUTION

The Company may sell any series of the New Debentures in one or more of the following ways: (i) to underwriters for resale to the public or to institutional purchasers; (ii) directly to institutional purchasers; or (iii) through Company agents to the public or to institutional purchasers. The Prospectus Supplement with respect to each series of New Debentures will set forth the terms of the offering of such New Debentures, including the name or names of any underwriters or agents, the purchase price of such New Debentures and the proceeds to the Company from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such New Debentures may be listed.

If underwriters are used in the sale, such New Debentures will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase any series of New Debentures will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such New Debentures if any are purchased. In the event of a default of one or more of the underwriters involving not more than 10% of the aggregate principal amount of the New Debentures offered for sale, the non-defaulting underwriters would be required to purchase the New Debentures agreed to be purchased by such defaulting underwriter or underwriters. In the event of a default in excess of 10% of the aggregate principal amount of the New Debentures, the Company may, at its option, sell less than all the New Debentures offered.

Underwriters and agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

____________________________________________
_____________________________






No dealer, salesman or any other person has
been authorized to give any information or
to make any representations other than those GTE South
Incorporated
contained in this Prospectus in connection
with the offer contained in this Prospectus,      ____________
and, if given or made, such information or
representations must not be relied upon.       PROSPECTUS
This Prospectus does not constitute an offer-
____________
ing by the Company or any dealer in any
jurisdiction in which such offering may not be lawfully made.



             TABLE OF CONTENTS

                                       Page


Statement of Available Information...   2
Incorporation of Certain Documents
 by Reference........................   2
The Company..........................   2
Use of Proceeds......................   3
Ratios of Earnings to Fixed Charges..   4
The New Debentures...................   5
Experts and Legal Opinions...........   8
Plan of Distribution.................   8
                                               ____________

                                                        , 1994



____________________________________________
_____________________________












S:S-3:11
                               PART II

               INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

1.  Registration fee.........................  $104,482.76
2.  Trustee's fees ..........................     2,000.00
3.  Cost of printing and engraving...........    25,000.00
4.  Accounting fees..........................    23,000.00
5.  Rating agencies' fees....................    75,100.00
6.  Miscellaneous............................     5,417.24

                                               $235,000.00

Item 15.  Indemnification of Directors and Officers.

     Section 13.1-696, et seq., of the Virginia Stock Corporation Act (the "VSCA") generally permits a Virginia corporation to indemnify an officer or director in a civil action if he conducted himself in good faith and if he believed
(a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (b) in all other cases, that his conduct was at least not opposed to its best interests. The VSCA permits indemnification of an officer or director in criminal proceedings if he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation or in connection with any other proceedings charging improper personal benefit, unless the director or officer is not adjudged liable. Unless limited by a corporation's articles of incorporation, the VSCA requires corporations to indemnify a director or officer who entirely prevails in the defense of any proceeding to which he was a party. Additionally, the VSCA permits a corporation to provide other or further indemnity in its articles of incorporation, by-laws or resolutions made by the stockholders, except indemnity against willful misconduct or a knowing violation of criminal law.

     As permitted by the VSCA, the Company's Articles of Incorporation provide for indemnification of directors and officers in accordance with the foregoing standards, provided such persons have acted in accordance with such standards. The Company also has insurance polices, as permitted by Section 13.1-703 of the VSCA, on behalf of its directors and officers against certain liabilities which might be incurred by them in such capacities.

Item 16.  Exhibits.

     See Exhibit Index on Page E-1.

Item 17.  Undertakings.

     The Company hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors and controlling persons of the Company pursuant to any charter provision, by-law or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by an officer, director or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i)   To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                             SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Westfield, State of Indiana, on the 17th day of June, 1994.

                              GTE SOUTH INCORPORATED
                                   (Registrant)


                              By:        EARL A. GOODE

                                         Earl A. Goode
                                           President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement is signed below by the following persons in the capacities and on the dates indicated.



          EARL A. GOODE                         )
                                                )
          Earl A. Goode       President and Director)
                              (Principal Executive     )
                                 Officer)       )
                                                )
                                                )
        GERALD K. DINSMORE                      )
                                                )
        Gerald K. Dinsmore    Senior Vice President )
                                - Finance and   )
                                  Planning      ) June 17, 1994
                              (Principal Financial     )
                                 Officer)       )
                                                )
                                                )
                                                )
      WILLIAM M. EDWARDS III                    )
                                                )
      William M. Edwards III  Controller        )
                              (Principal Accounting )
                                 Officer)       )
                                                )
                                                )
                                                )
          KENT B. FOSTER                        )
                                                )
          Kent B. Foster      Director          )

         MICHAEL B. ESSTMAN               )
                                             )
         Michael B. Esstman               Director     )
                                          )
                                          )
                                          )
         THOMAS W. WHITE                  )
                                             )
         Thomas W. White      Director    )
                                          )
                                          )  June 17, 1994
                                          )
        GERALD K. DINSMORE                )
                                             )
        Gerald K. Dinsmore    Director    )
                                          )
                                          )
                                          )
         RICHARD M. CAHILL                )
                                             )
         Richard M. Cahill    Director    )

              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports, dated January 28, 1994, included or incorporated by reference in the Annual Report on Form 10-K of GTE South Incorporated for the year ended December 31, 1993, and included in the Current Report on Form 8-K of GTE South Incorporated dated June 10, 1994, and to the reference to our Firm under the caption "Experts and Legal Opinions" in this Registration Statement.




                                   ARTHUR ANDERSEN & CO.
                                   ARTHUR ANDERSEN & CO.


Dallas, Texas
June 16, 1994

                            EXHIBIT INDEX

Exhibit
Number

 1.1 - Form of Purchase Agreement, including Standard Purchase
     Agreement Provisions (May, 1994 Edition).

 2.1 - Agreement of Merger, dated December 31, 1993, between GTE South Incorporated, Contel of Kentucky, Inc., Contel of North Carolina, Inc., Contel of South Carolina, Inc. and Contel of Virginia, Inc. (incorporated by reference from the Current Report on Form 8-K of GTE South Incorporated dated June 10, 1994).

 4.1 - Form of Indenture, dated as of May 1, 1994, between GTE
     South Incorporated and NationsBank of Georgia, National
     Association, as Trustee.

 4.2 - Form of the Board Resolution under which the Debentures being registered are to be issued.

 5   - Opinion and consent of Dale E. Sporleder, Esq.

12   - Statements of the ratios of earnings to fixed charges.

23.1 - Consent of Arthur Andersen & Co. is included elsewhere in this Registration Statement.

23.2 - Consent of Dale E. Sporleder, Esq. (contained in opinion filed as Exhibit 5).

25   - Form T-1 Statement of Eligibility under the Trust
     Indenture Act of 1939 of NationsBank of Georgia, National
     Association.

26   - Form of Invitation for Bids.




















                                 E-1
S:S-3:17